UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 1, 2003
                                                          -------------


                             ST. JUDE MEDICAL, INC.
                             ----------------------
             (Exact name of registrant as specified in its chapter)

         Minnesota                     0-8672                 41-1276891
         ----------                    -------                ----------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)


            One Lillehei Plaza, St. Paul, MN                   55117
            --------------------------------                   -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (651) 483-2000
                                                           --------------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.
         -------------------------

On April 1, 2003 the Company completed the acquisition of Getz Bros. Co. Ltd., the largest distributor of the Company's products in Japan. The Company paid
26.9 billion Yen to acquire 100% of the common stock of Getz, which has approximately 400 employees.

The Company predicts that the acquisition will be neutral to earnings per share in 2003 and accretive in 2004 and thereafter.

As part of the financing for the acquisition the Company obtained an unsecured loan for 24.6 billion Yen.

Separately, the Company has acquired the assets from Getz Bros. & Co. (Aust) Pty. Limited and Medtel Pty. Limited related to the distribution of the Company's products in Australia. Under this transaction the Company now employs approximately 30 additional sales and support employees in Australia and directly distributes all of its products in Australia.

The prediction regarding the impact of the Getz Japan acquisition on earnings per share is a forward looking statement which is subject to risks and uncertainties, such as items described in the Financial Section of the Company's Annual Report to Shareholders for the fiscal year ending December 31, 2002 (see pages 6 - 8 of the Financial Report). Actual results may differ materially from anticipated results.


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ST. JUDE MEDICAL, INC.


Date:  April 1, 2003                   By: /s/ Kevin T. O'Malley
       -------------                       ----------------------
                                       Kevin T. O'Malley
                                       Vice President and
                                       General Counsel